EXHIBIT 10.5

EXHIBIT D
STOCK PURCHASE AND LOAN OPTION AGREEMENT

INVESTOR RIGHTS AND STOCKHOLDER AGREEMENT

This Investor Rights and Stockholder Agreement (together with the Exhibits hereto, the “Agreement”), dated as of May 30, 2005, is entered into among MR3 Systems, Inc., a Delaware corporation (the “Company”), the persons listed on Exhibit A-1 attached hereto (collectively, the “Management Shareholders”), and MRD Holdings Inc., a corporation organized and existing under the laws of the State of Delaware (the “Investor”).

RECITALS

The execution and delivery of this Agreement by the parties is a condition to the Closing of the transactions contemplated by that certain Stock Purchase and Loan Option Agreement of even date herewith (the “Purchase Agreement”).

The Investor and the Company desire that the transactions contemplated by the Purchase Agreement be consummated and, in connection therewith, are entering into this Agreement.

ACCORDINGLY, in consideration of the foregoing premises and the covenants, agreements, representations and warranties of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

Section 1
Registration Rights

1.1  Certain Definitions.

(a)  A used in this Agreement, the following terms will have the following respective meanings:

“Affiliate” means, with respect to any Person, (i) a director or officer of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or a spouse, parent, sibling or descendant of any director or officer of such Person), and (iii) any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

“Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Common Stock” means the Common Stock, $.01 par value, of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Holder” means (i) the Investor who executes this Agreement, and (ii) any assignee under Section 1.10 who holds outstanding Registrable Securities.

“Initiating Holder” means a Holder holding Registrable Securities who requests registration.

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“Person” shall be construed broadly and shall include, without limitation, an individual, a partnership, an investment fund, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

The terms “register”, “registered” and “registration” will refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Series B Preferred Stock issued under the Securities Purchase Agreement, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any convertible promissory note, warrant, right, or other security issued to Investor under the Purchase Agreement, (iii) any share of Common Stock issued or issuable at any time upon exercise of the Warrant(s), issued pursuant to the Purchase Agreement (the “Warrants”) or (iv) shares of Common Stock issued in respect of shares referred to in the preceding clause (i), and (v) upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that Registrable Securities will not include any (w) Registrable Securities sold by a Holder in a transaction in which such Holder’s rights under this Section 1 are not assigned, (x) shares of Common Stock that are included in and sold pursuant to an effective registration statement, (y) shares of Common Stock which have previously been sold to the public, or (z) securities which would otherwise be Registrable Securities held by a Holder who is then permitted to sell all of such securities within any three-month period pursuant to Rule 144.

“Registration Expenses” means all expenses incurred in connection with a registration under Section 1.2, 1.3 or 1.5, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, reasonable fees and expenses of one special counsel to the Holder (not to exceed $25,000) including Registrable Securities in such registration and blue sky fees and expenses, but will not include Selling Expenses.

“Restricted Securities” means the securities of the Company required to bear or bearing the legend set forth in Section 6.2.

“Rule 144” means Rule 144 or any successor rule as promulgated by the Commission under the Securities Act.

“Securities” means the Securities issued and sold by the Company to the Investor pursuant to the Purchase Agreement, including, without limitation, any shares of Common Stock issued upon exercise of the Warrant (as defined in the Purchase Agreement).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” will include, with respect to any firm commitment, underwritten registration, all underwriting discounts and selling commissions incurred in connection with the sale of Registrable Securities in such registration.

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STOCK PURCHASE AND LOAN OPTION AGREEMENT

(b)  The following additional capitalized terms, as used in this Agreement, have the meanings given to them in the following sections or other locations of this Agreement:

Term	Section or Other Location
Agreement	First Paragraph
Company	First Paragraph
Disposition Notice	5.1(a)
Management Shareholders	First Paragraph
Indemnified Party	1.8(c)
Indemnifying Party	1.8(c)
Other Shareholders	1.2(c)
Piggyback Registration Rights	1.3(a)(ii)
Prohibited Transfer	5.5
Purchase Agreement	Recitals
Investor	First Paragraph
Right of Co-Sale	5.2
Right of First Refusal	5.1
Target Shares	5.1
Transferring Management Shareholder	5.1
Underwriter	1.2(c)

1.2  Requested Registration.

(a)  Request for Registration. If the Company receives from an Initiating Holder at any time not earlier than sixty (60) days from the date of this Agreement, a written request that the Company effect a registration having aggregate proceeds which (after deduction for underwriter’s discounts and expenses related to the issuance) exceed $7,500,000, the Company will:

(i)  promptly give written notice of the proposed registration to Holder; and

(ii)  as soon as practicable, use its reasonable best efforts to effect such registration as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder joining in such request as are specified in a written request delivered to the Company within twenty (20) days after receipt of such written notice from the Company pursuant to clause (i) above; provided, however, that the Company will not be obligated to effect more than two registrations under this Section 1.2.

The registration statement filed pursuant to the request of the Initiating Holder, may, subject to the provisions of Sections 1.2(c) and 1.3, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company, are entitled to include their securities in any such registration. In addition, the Company will have the right to include any of its securities in any such registration.

(b)  Underwriting. The right of any Holder to registration pursuant to this Section 1.2 will be conditioned upon such Holder’s participation in the related underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by such Holder.

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(c)  Procedures and Cutback. If holders of securities of the Company (other than Holder) who are entitled by contract with the Company to have securities included in such a registration (such other shareholders being collectively referred to as the “Other Shareholders”) request such inclusion, the Initiating Holder will, on behalf of all Holders, offer to include the securities of such Other Shareholders in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Agreement. All Holders proposing to distribute their securities through such underwriting will (together with the Company and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters (the “Underwriter”) selected for such underwriting by the Company, acting in its reasonable discretion, and approved by the Initiating Holder. Notwithstanding any other provision of this Section 1.2, if the Underwriter, in its sole discretion, determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company will so advise all such Other Shareholders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated in the following order of priority: first, to the Initiating Holder and any other Holders; second, to Other Shareholders as nearly as practicable, to the respective amounts of securities which they had requested to be included in such registration at the time of filing the registration statement, and third, to the Company with respect to any securities which it desires to sell for its own account. If any Holder or Other Shareholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

1.3  Company Registration.

(a)  If the Company determines at any time, and from time to time, to register any of its securities for its own account or for the account of any other person (other than a registration under Section 1.2 or 1.5, a registration relating solely to employee benefit plans or a registration relating solely to a transaction covered by Rule 145 promulgated under the Securities Act or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company will:

(i)  promptly give to Holder written notice thereof; and

(ii)  include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all of the Registrable Securities specified in a written request or requests made by Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above (“Piggyback Registration Rights”), except as set forth in Section 1.3(b) below. Such written request may specify all or a part of Holder’s Registrable Securities.

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(b)  Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company will so advise Holder as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of Holder to registration pursuant to Section 1.3 will be conditioned upon Holder’s participation in such underwriting and the inclusion of Holder’s Registrable Securities in the underwriting to the extent provided herein. The Holder (together with the Company and the Other Shareholders distributing their securities through such underwriting) shall enter into an underwriting agreement in customary form with the Underwriter selected for underwriting by the Company. Notwithstanding any other provision of this Section 1.3, if the Underwriter in its sole discretion determines that marketing factors require a limitation on the number of shares to be underwritten, the Underwriter may (subject to the allocation priority set forth below) limit the number of Registrable Securities to be included in the registration and underwriting. The Company will so advise Holder and Other Shareholders requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting will be allocated in the following order or priority: first, to the Company with respect to securities to be sold for its own account; second, to the Holder; and third to Other Shareholders proposing to distribute their securities through such underwriting (pro rata among them on the basis of the number of securities requested to be included in such registration by such Other Shareholders); provided, however, that in no event will the Registrable Securities requested to be included by the Holder be reduced to a number that is less than 10% of the total number of securities to be included in such registration and underwriting by persons (including the Company) distributing shares through such underwriting. If Holder or Other Shareholders disapprove of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company and the Underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting will be withdrawn from such registration.

1.4  Rights of Holder. From and after the date of this Agreement, the Company shall not grant any other registration rights superior to, pari passu with, or which conflict in any way with those granted to the Investor without the consent of the Investor.

1.5  Registration on Form S-3.

(a)  After the Company has qualified as a registrant whose securities may be sold pursuant to Form S-3 (or any similar successor form), it will forthwith notify Holder that the Company so qualifies. After the Company has qualified for the use of Form S-3, the Holder will have the right to request one registration on Form S-3 during any nine-month period (such requests will be in writing and will state the number of Registrable Securities to be disposed of and the intended method of disposition of such Registrable Securities by Holder); provided, however, that the Company will not be required to effect a registration pursuant to this Section 1.5 (i) unless the Holder proposes to dispose of Registrable Securities having an aggregate public offering price (before deduction of underwriting discounts and sales commissions) of at least $1,000,000 or (ii) within six months following the effective date of any registration statement (other than a registration statement with respect to an employee stock plan or a registration of securities in a Rule 145 transaction).

(b)  The Company will give notice to Holder of the receipt of a request for registration pursuant to this Section 1.5 and will provide a reasonable opportunity for Holder to participate in the registration. Subject to the foregoing, the Company will use commercially reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by Holder for purposes of disposition. The Company and Other Shareholders will have the right to participate in such registration in the manner provided in Section 1.2, except that in the event the Underwriter determines that market factors require a limitation on the number of shares to be underwritten, then shares will be excluded from such registration and underwriting pursuant to the allocation method (and subject to any limitations) described in Section 1.2(c). Any registration pursuant to this Section 1.5 will not be counted as a registration pursuant to Section 1.2(a).

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STOCK PURCHASE AND LOAN OPTION AGREEMENT

1.6  Expenses of Registration. All Registration Expenses incurred in connection with any registration hereunder will be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder will be borne by the holders of the securities to be registered and sold pro rata on the basis of the number of their shares so registered and sold. The Company will not be required to pay any Registration Expenses if, as a result of the withdrawal of a request for registration the Initiating Holder (if such registration is requested pursuant to Section 1.2(a) above), or the requesting Holder (if such registration is requested pursuant to Section 1.5(a) above), the registration statement does not become effective; provided, however, that if at the time of such withdrawal, the Initiating Holder has learned of a material adverse change in the condition, business, or prospects of the Company from that known to such Holder at the time of its request and has withdrawn the request, in writing, within ten (10) days following disclosure by the Company of such material adverse change, then the Holder will not be required to pay any of such expense and such registration will not be considered a registration for purposes of Section 1.2(a) or 1.5(a). If the Company is not required to pay any Registration Expenses as a result of such a withdrawal, then the Holder and Other Shareholders requesting registration will bear such Registration Expenses pro rata on the basis of the number of their shares so included in the registration request, and such registration will not be considered a registration for purposes of Section 1.2(a) or 1.5(a).

1.7  Additional Registration Procedures. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

(a)  Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as may be reasonably requested by the Holder; provided, however, that the Company will not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

(b)  Keep such registration effective until the earliest to occur of the following: (i) all Registrable Securities registered pursuant to Section 1.2, 1.3 or 1.5, as the case may be, have been sold; (ii) the Holder of the Registrable Securities registered thereunder agrees to terminate the registration; (iii) the registration rights of Holder terminates under Section 1.2, 1.3 or 1.5, as the case may be; (iv) ninety (90) days have elapsed since the date the registration was declared or ordered effective or (v) the Registrable Securities registered thereunder can be sold pursuant to Rule 144.

(c)  Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them;

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(d)  Notify Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(e)  Furnish, at the request of Holder, on the date that such Registrable Securities are delivered to the Underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through Underwriters, or, if such securities are not being sold through Underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) a copy of an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the Underwriters, if any, and (ii) a copy of a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Underwriters, if any;

(f)  Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed; and

(g)  Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereto and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

1.8  Indemnification.

(a)  To the extent permitted by law, the Company will indemnify Holder, each of such Holder’s officers, directors, members and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) to which they may become subject under the Securities Act, the Exchange Act or other federal or state securities laws, including, without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, or any such document, offering circular or other document incident to such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or other federal or state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse Holder and each officer, director, member, partner and person controlling such Holder for any legal and any other expenses reasonably incurred, within thirty (30) days after a request for reimbursement has been

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received by the Company, in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, however, that the Company will not be liable to Holder under this Section 1.8(a) in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by Holder or its authorized agents specifically for purposes of inclusion in such registration statement or prospectus; and provided further, however, that the indemnity agreement contained in this Section 1.8(a) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent will not be unreasonably withheld.

(b)  To the extent permitted by law, Holder will, if Registrable Securities held by such Holder are included in the securities as to which a registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers and each Underwriter, if any, of the Company’s securities covered by a registration statement or prospectus relating to such registration, qualification or compliance, each person who controls the Company or such other person within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state securities laws, including, without limitation, any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement of a material fact contained in any such registration statement or prospectus, and any amendment or supplement thereto, incident to any such registration, or any such document, offering circular or other document incident to such qualification or compliance, or any omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, legal counsel, accountants, Underwriters or control persons for any legal or any other expenses reasonably incurred, within thirty (30) days after a request for reimbursement has been received by the indemnifying Holder, in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder or its authorized agent specifically for purposes of inclusion in such registration statement, prospectus, offering circular or other document; provided, however, that the indemnity agreement contained in this Section 1.8(b) will not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder from which indemnification is sought pursuant to this Section 0 in respect of such loss, claim, damage, liability or action, which consent will not be unreasonably withheld; and provided further, however, that Holder’s liability for indemnification hereunder will be limited to the amount of net proceeds, if any, received by Holder from the sale of securities described in the first sentence of this Section 1.8(b).

(c)  Each party entitled to indemnification under this Section 1.8 (the “Indemnified Party”) will give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim, loss, damages or liability (or action in respect thereof) as to which indemnity may be sought and will permit the Indemnifying Party to assume the defense of any such claim, loss, damages or liability (or action in respect thereof); provided, however, that counsel for the Indemnifying Party, who will conduct the defense of such claim, loss, damages or liability (or action in respect thereof), will be subject to approval by the

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Indemnified Party (whose approval will not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense, including any legal fees incurred; and provided further, however, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim, loss, damages or liability (or action in respect thereof), will, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party will furnish such information regarding itself or the claim, loss, damages or liability (or action in respect thereof) in question as an Indemnifying Party may reasonably request in writing and as is reasonably required in connection with defense of the same.

(d)  If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, will contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e)  Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement will control.

(f)  The obligations of the Company and Holder under this Section 1.7 will survive the completion of any offering of Registrable Securities in a registration statement under Sections 1.2, 1.3 and 1.5, and otherwise.

(g)  Information by Holder. The Holder holding securities included in any registration will furnish to the Company such information regarding such Holder as the Company may reasonably request in writing and as will be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

1.9  Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

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(a)  Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

(b)  Use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements; and

(c)  So long as Investor owns any Restricted Securities, furnish to the Investor forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as Investor may reasonably request in availing itself of any rule or regulation of the Commission allowing a Investor to sell any such securities without registration.

1.10  Transfer or Assignment of Registration Rights. The right to cause the Company to register Registrable Securities granted to a Holder by the Company under Sections 1.2, 1.3 and 1.5 may be transferred or assigned by such Holder to (i) a transferee or assignee who after such transfer or assignment is the record owner of at least 10% of the transferor’s shares of Common Stock (assuming such transferee’s or assignee’s conversion, exercise or exchange into or for shares of Common Stock of all securities which by their terms are directly or indirectly convertible, exercisable or exchangeable into or for shares of Common Stock), (ii) to any constituent partner or member of a Holder that is a private investment company, and (iii) a subsidiary, parent, affiliate, member, retired member or successor trustee of Holder, provided in each instance that in transfers or assignments made pursuant to Section 1.10(i) herein, (x) the Company is given written notice by such Holder not less than ten (10) business days prior to the date of such transfer or assignment, stating the name and address of such transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned; and (y) the transferee or assignee of such rights assumes in writing the obligations of such Holder under this Agreement and provided further that, in the case of transfers or assignments pursuant to clause (ii), that all such partners or members have agreed with the Company in writing to act through a single representative.

1.11  Limitations on Registration Obligations. The Company will not be obligated to effect, or to take any action to effect, any registration, qualification or compliance pursuant to Section 1.2, 1.3 or 1.5:

(a)  In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(b)  If the Company furnishes to Holder following a request for registration a certificate signed by the President of the Company stating that, in the good faith judgment of the Board it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed on or before the time filing would be required and it is therefore essential to defer the filing of such registration statement, the Company will have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holder (it being understood that the Company will not have any obligation to take any action to register Registrable Securities for which the Company receives notice pursuant to Sections 1.2(a) or 1.5 during such one hundred eighty (180) day period); provided, however, that the Company may not exercise this right more than once in any 12-month period;

(c)  Except as set forth in Section 1.3, during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a Company-initiated registration (other than a registration with respect to an employee benefit plan or a registration relating solely to a transaction covered by Rule 145 promulgated under the Act);

(d)  Within one hundred eighty (180) days after the Company has effected a registration (other than a registration with respect to an employee stock plan or a registration of securities in a Rule 145 transaction); or

(e)  With respect to Holder at and following such time as all of such Holder’s Registrable Securities may be sold within a three-month period pursuant to Rule 144.

Section 2
Covenants

2.1  Affirmative Covenants.

(a)  From and after the Second Closing Date, the Company and the Management Shareholders, as applicable, will take each of the following actions:

(i)  Upon the exercise of the Warrant, the Company shall promptly issue Common Stock to the holder of the Warrant in accordance with the terms of the Warrant, and shall promptly issue a new Warrant to the Holder in the same form as the form of the Warrant being exercised.

(ii)  The Company shall promptly notify Investor of any contemplated change in, or additions to, the positions held by the Management Shareholders and their successors.

(iii)  On or before sixty (60) days before the end of each fiscal year, an Annual Budget shall be submitted to the Board of Directors by the Management Shareholders for approval by the Board of Directors.

(iv)  On or before sixty (60) days before the end of each fiscal year, a business plan (“Business Plan”) for the Company shall be submitted by the Management Shareholders to the Board of Directors for approval of the Board of Directors. The Business Plan shall include a description of management’s intentions with regard to anticipated significant business developments or objectives of the Company, and shall include, but not be limited to, the following information: (i) business strategy and targets; (ii) product and service strategy and targets; (iii) pricing policy; (iv) personnel policy and hiring plans; (v) investment strategy; (vi) financing requirements for working capital, investment and expansion; (vii) revenue and profit targets; (viii) a marketing plan; and (ix) technical development plan.

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(b)  From and after the Initial Closing Date and until the Second Closing Date:

(i)  at any time any notice, report, inquiry, answer, response or other communication or document relating to any aspect of the Company’s business is received by the Company from any governmental or regulatory authority or agency which relates to any adverse determination and/or investigational proceeding, the Company shall promptly send a copy thereof to Investor. At the time the Company receives notice of, or becomes aware that, any material suit, action, proceeding or investigation has been filed, instituted or threatened against the Company, the Company promptly shall notify Investor concerning all material details thereof and will keep Investor reasonably informed with respect to the matter.

(ii)  The Company shall disclose to Investor all written offers or proposals of whatever kind which it receives from any person concerning the possible sale, merger or other acquisition of the Company, or the businesses, or any portion or assets of the Company, or any joint venture. Promptly after any officer or director of the Company becomes aware of any such written offer or proposal made to any of its shareholders, the Company shall advise Investor of the offer or proposal.

(iii)  The Company shall, within ten (10) business days of its discovery of any default under this Agreement or the Purchase Agreement, including any default under any other agreement executed in connection with this Agreement or the Purchase Agreement, or under any other loan or lease pursuant to which the Company is obligated to any third party, furnish Investor with a copy of any notification of default (in the case such notification is received with respect to obligations owing to third parties) and a written explanation of the circumstances involved.

(iv)  The Company and the Investor will jointly determine the best strategy for protecting the Company’s intellectual property and complete the filing of the necessary applications and documentation in the various jurisdictions approved by both the Company and the Investor. In

2.2  Attendance at Board Meeting. For so long as Investor owns any of the Securities, Investor will be entitled to notice of, have the right to attend, and receive copies of all materials distributed to members of the Company’s Board of Directors in connection with any and meetings of the Company’s Board of Directors or any committee thereof.

2.3  Visitation Rights. Investor and its designated representatives, at their expense, shall have the right to visit the Company’s facilities and premises and to speak with, question and interview any employee, director, executive, associate or affiliate of the Company, at such reasonable times as may be requested by such Investor and their designated representatives, following oral or written notification to the Company.

2.4  Negative Covenants.  From and after the Second Closing Date, the Company will not take, and the Management Shareholders will cause the Company not to take, any of the following actions without the prior written consent of the Investor:

(a)  Purchase or otherwise acquire, redeem or retire any capital stock of the Company;

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(b)  Except as approved in the Budget, make or have outstanding any loans or advances to, or investments in (through the acquisition of securities or stock or otherwise), any other person, firm, corporation or other entity, except advances in the ordinary course of business;

(c)  Except as approved in the Budget, purchase or otherwise acquire the stock, shares or other securities, or the assets or business of any person or other entity; sell all or substantially all of the Company’s assets; liquidate, dissolve, merge, consolidate, reorganize, recapitalize, or otherwise alter its legal status or commence any proceedings therefor, or sell, lease, transfer or dispose of, in any way, any personal or real property of the Company having a value in excess of $5,000, except for assets sold or leased in the ordinary and normal course of the Company’s business; discount or sell accounts receivable, or assign or transfer any substantial part of the intangible business rights necessary for the continuance of the business of the Company as now conducted or proposed to be conducted; enter into an agreement to sell or exchange or otherwise facilitate a sale or exchange of the Company’s stock to a third party; or organize or acquire any entity that is a subsidiary unless such subsidiary is wholly owned by the Company;

(d)  Increase or decrease the number of its authorized shares, or vary or alter the terms, par value or rights of shares of any class or type of stock; except with respect to options, conversions or warrant exercises described in Schedule 3.4 to the Purchase Agreement, or issue or agree to issue any stock or other securities of the Company, or issue any options, warrants or other rights to acquire such stock or other equity securities of the Company or securities convertible into stock or other equity securities of the Company; or create any new class of stock of the Company; or adopt, implement or alter any stock option plan for directors, employees or consultants;

(e)  Enter into any agreement that would restrict the Company’s right to perform under the Purchase Agreement or any of the Transaction Documents;

(f)  Amend or change the Company’s Certificate of Incorporation or Bylaws, including by way of merger, or violate or breach any of the provisions of the Certificate of Incorporation or Bylaws of the Company;

(g)  Significantly change the nature of the Company’s business as conducted before the Initial Closing, or engage in any type of business not reasonably related to the business of the Company as presently conducted or contemplated to be conducted;

(h)  Enter into any transaction with a related party;

(i)  Adopt a Budget not approved by the Investor Director(s) (as hereinafter defined);

(j)  Make any capital expenditure not in Company’s Budget or make any single item of capital expenditure exceeding $5,000 on any one occasion and/or capital expenditure exceeding $10,000 in any one month;

(k)  Except as approved in the Budget, do any of the following:

(i)  create, assume, issue or incur indebtedness, excluding ordinary trade payables, and debt greater than $25,000;

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(ii)  create any financial obligations in excess of $25,000 in the aggregate in any consecutive 12 month period which are not reported as liabilities or obligations to pay to their full extent on the balance sheet of the financial statements of the Company, whether such obligations be leases, lease-purchases, non-recourse financing, or any other means or methods commonly referred to as “off balance sheet financing”;

(iii)  extend, endorse, or guarantee, or become a surety, accommodation party, or are responsible for, any indebtedness or other obligation of any other person in excess of $25,000 in any single transaction, except for guarantees and endorsements made in connection with the deposit of items for collection;

(iv)  incur, create, enter into, or assume a commitment to enter into or make any payment under any lease, contract, arrangement or other commitment (oral or written) if immediately therefor, the aggregate of all such payments to be made in any consecutive 12 month period would exceed $100,000, unless the lease, contract, arrangement or other commitment is terminable at will by the Company upon not more than thirty (30) days’ advance notice; or

(v)  except for an obligation permitted pursuant to the Budget, incur, create, enter into, or assume a commitment which restricts, conditions, prohibits or otherwise adversely affects the Company’s ability to declare or pay dividends, or make other distributions in cash, property or stock, with respect to its capital stock.;

2.5  Termination of Negative Covenants. The Company’s obligations under Section 2.4 will terminate upon the termination of Restrictions under Section 3.3 hereof.

Section 3
Board Representation and Voting

3.1  Board Representation.

(a)  At the Initial Closing, the two current members of the Company’s Board of Directors, Dr. William C. Tao and Randall S. Reis, agree to appoint and elect the nominee of the Investor (“Investor Director”) to fill the current vacancy on the Company’s Board of Directors.

(b)  After the Second Closing, the Board of Directors shall amend the Company’s Bylaws to increase the size of the Company’s Board of Directors to five (5) directors. The Investor shall have the right to nominate and the sitting directors agree to elect 2 more members of the Company’s Board of Directors (also the “Investor Directors”). In the case of a vacancy in an Investor Directorship, the Investor may elect a successor to hold office for the unexpired term of the Investor Director whose place shall be vacant. Investor Directors may be removed, with or without cause, only by the Investor.

(c)  If any Default or Event of Default, as defined in the Purchase Agreement, occurs after the Second Closing, and is continuing, Investor and the Management Shareholders shall cause the directors who are not Investor Directors to be removed from the Company’s Board of Directors, and the Investor and the Management Shareholders agree to elect the replacement directors (“Replacement Directors”) nominated by Investor. When the Default or Event of Default is cured to the Investor’s satisfaction, Investor and the Management Shareholders shall cause the Replacement Directors to be removed and be replaced by directors nominated by the shareholders of the Company.

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(d)  Any vacancy in the office of a non-Investor Director shall be filled by the remaining non-Investor Director then in office, or, if none, upon nomination by the CEO of the Company, and such successor shall hold office for the unexpired term of the non-Investor Director whose seat became vacant, or until his or her earlier death, resignation or removal.

3.2  Extraordinary Transactions. The following matters involving the determination of “fair market value” require the approval of the majority of the Board of Directors, subject to validation from independent auditors as defined below while the remaining matters listed will require the two-thirds approval of the Board of Directors (should the two-thirds calculation result in a fractional number of directors the required number of directors shall be the next higher integer number of directors):

(a)  Sell for less than fair market value all or substantially all of the assets of the Company, or any substantial portion of the intangible business rights necessary for the continuance of the business of the Company as now conducted or proposed to be conducted;

(b)  Liquidate, dissolve and/or wind up the Company on terms less than fair market value;

(c)  Merge the Company (and/or a subsidiary of the Company) with or into any other entity that is an Affiliate of the Investor on terms less than fair market value;

(d)  Authorize or effect any consolidation, reorganization, recapitalization, dividend, stock dividend, stock split, reverse stock split, tender offer, repurchase or going private transaction or other change in the corporate structure or capitalization of the Company;

(e)  Increase or decrease the number of directors of the Company;

(f)  Except as provided in Section 3.1(c), remove or replace either of the two existing non-Investor Directors and Managing Shareholders, William C. Tao and Randall S. Reis, with or without cause, from the Board of Directors of the Company, and the Investor agrees to vote all of its voting stock in the Company for the election of each such non-Investor Director at any meeting of the stockholders of the Company called to elect Directors

3.3  Voting. With respect to any proposal concerning the election of a director, the Investor and the Management Shareholders agree to vote all shares of the Company’s capital stock at the time beneficially owned by them or over which they have voting control at any regular or special meeting of stockholders of the Company, or, in lieu of any such meeting, to give their written consent, (i) to elect only a nominee, or nominees, for the Board of Directors who is, or are, nominated or to be elected in accordance with this Section 3 and (ii) to effect or enforce any rights with respect to removal of a director or directors set forth in this Section 3. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement except as otherwise specifically set forth to the contrary herein. The provisions of this Agreement shall be binding upon the successors in interest of the Investor and the Management Shareholders to any of the shares at any time beneficially owned by them or over which they have at any time had voting control. The Company shall not

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permit the transfer of any shares subject to this Agreement on its books or issue a new certificate representing those shares unless and until the person to whom those shares are to be transferred has executed a written agreement, satisfactory in form and substance to the Company, pursuant to which the transferee becomes a party to this Agreement and agrees to be bound by all provisions of this Section 3 as if it were a Investor or Founder hereunder. The Management Shareholders agree to execute a Voting Agreement in the form of Exhibit D to effect the provisions of this Section 3. Each certificate representing the Investor’s or any Founder’s Company capital stock shall be endorsed by the Company with a legend as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT AND AN INVESTOR RIGHTS AND STOCKHOLDERS AGREEMENT BY AND AMONG THE REGISTERED OWNER OF THIS CERTIFICATE AND THE COMPANY, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE OFFICES OF THE COMPANY, AND BY ACCEPTING ANY INTEREST IN THE SHARES THE PARTY ACCEPTING THE INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THE VOTING AGREEMENT AND THE INVESTOR RIGHTS AND STOCKHOLDERS AGREEMENT.”

Section 4
Right of Participation as to Sales by the Company

4.1  The Right. Prior to any sale or issuance by the Company of any Equity Securities (as defined in Section 4.6), it will give Investor the right to purchase its pro rata share (or any part thereof) of all such Equity Securities on the same terms as the Company is willing to sell such Equity Securities to potential investors. Investor’s pro rata share of the Equity Securities will be a fraction calculated by dividing (i) the number of shares of Common Stock issued or issuable upon conversion of all outstanding Equity Securities held by such Investor as of the date of issuance of the Equity Securities (determined immediately prior thereto) by (ii) the total number of shares of Common Stock issued or issuable upon conversion or exercise of all outstanding Equity Securities as of such date. For purposes of this Section 4.1, the stock of the Company will be arithmetically adjusted for subdivisions, combinations, stock dividends, recapitalizations and the like.

4.2  Notice. Prior to any sale or issuance by the Company of any Equity Securities, the Company will notify Investor, in writing, of the Company’s intention to sell and issue such Equity Securities, setting forth the general terms under which it proposes to make such sale. Investor will have twenty (20) days after delivery of such notice to notify the Company in writing that Investor elects to purchase all or a portion of the Equity Securities so offered to Investor. If Investor elects to exercise its right of participation granted under this Section 4, Company will use its commercially reasonable efforts to effectuate the purchase of and sale of Equity Securities within twenty (20) days of the date of such notice.

4.3  Failure to Notify. If, within twenty (20) days after the Company gives its aforesaid notice to Investor, Investor does not notify the Company that it desires to purchase all or a portion of the Equity Securities offered to such Investor in such notice upon the terms and conditions set forth in such notice, then the Company may, during a period of one hundred twenty (120) days following the end of such twenty (20) day period, sell and issue such Equity Securities at a price and upon terms and conditions no more favorable in any material respect to such investors as those set forth in the notice to the Investor. In the event that the Company has not sold such Equity Securities to such investors within such one hundred twenty (120) day period, the Company will not thereafter issue or sell such Equity Securities without first offering such securities to the Investor in the manner provided above.

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4.4  Payment. If Investor gives the Company notice that it desires to purchase up to all of its portion of the Equity Securities offered by the Company, then payment for such Equity Securities will be by check or wire transfer, against delivery of the securities at the executive offices of the Company at the time of the scheduled closing therefor.

4.5  Limitations.

(a)  The right of participation contained in this Section 4 will not apply to the issuance by the Company on or after the date hereof of the following Equity Securities:

(i)  shares of Common Stock, or options or warrants therefor, issued or granted to officers, directors, employees and independent contractors of the Company pursuant to the Company’s Stock Option Plan, approved by the Board and in effect on the date hereof;

(ii)  shares of Common Stock issuable upon conversion of any Series A Preferred Stock of the Company;

(iii)  shares of Common Stock or Series A Preferred Stock issued in connection with any stock split, stock dividend, combination, recapitalization or other similar pro rata transaction by the Company affecting its current shareholders and that does not involve the acquisition by any third party of any securities of the Company;

(iv)  securities issued or issuable pursuant to the exercise, conversion or exchange of stock options, convertible notes, warrants and other Equity Securities outstanding on the date hereof;

(v)  Equity Securities issued by the Company in connection with an acquisition of the stock or other securities of another entity or in connection with the acquisition of the assets of another entity by merger or otherwise approved by the Board of Directors;

(vi)  Securities issued to vendors or customers or to other persons in similar commercial situations with the Company if such issuance is approved by the Board of Directors; or

(vii)  Securities issued in connection with corporate partnership transactions on terms approved by the Board of Directors.

4.6  Equity Securities. For purposes of this Agreement, the term “Equity Securities” means any securities having voting rights in the election of the Board or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable or exchangeable for any shares of the foregoing, or any agreement to issue any of the foregoing.

4.7  Transfers. Subject to Section 5 and the other restrictions on the transfer of Equity Securities set forth in this Agreement, the rights granted pursuant to this Section 4 may be assigned by Investor or its transferee upon sale or transfer (other than a sale to the public) of 10% or more of the transferor’s shares or shares of Common Stock issuable upon conversion thereof (as adjusted for subdivisions, combinations, stock dividends, recapitalizations and the like.).

4.8  Termination. Except as otherwise provided herein, the right of participation contained in this Section 4 will terminate upon shareholder approval of any merger, reorganization or consolidation of the Company with any other corporation in which more than 50% of the voting control of the Company is transferred to a third party or third parties; provided, however, that, if such merger, reorganization or consolidation is not consummated, such right of participation will be deemed restored and reinstated to full force and effect.

Section 5
Sales by the Management Shareholders

5.1  Right of First Refusal. In the event a Management Shareholder holding shares of Common Stock desires to accept a bona fide third-party offer for the sale of any or all of the Common Stock (the shares subject to such offer being the “Target Shares”) owned by such Management Shareholder, such Management Shareholder (a “Transferring Management Shareholder”) will give Investor the right to purchase its pro rata share (or any part thereof) of all such Target Shares on the same terms offered to the Transferring Management Shareholder (the “Right of First Refusal”). Investor’s pro rata share of such Target Shares will be a fraction calculated by dividing (i) the number of shares of Common Stock issued or issuable upon conversion of all outstanding Equity Securities held by Investor as of such date by (ii) the total number of shares of Common Stock issued and outstanding and shares of Common Stock issuable upon conversion or exercise of all outstanding Equity Securities as of such date. “Equity Securities” means any securities having voting rights in the election of the Board or any securities evidencing an ownership interest in the Company, or any securities convertible into or exercisable or exchangeable for any shares of the foregoing, or any agreement to issue any of the foregoing.

(a)  Notice. Prior to any sale by a Transferring Management Shareholder of any Target Shares, the Transferring Management Shareholder will give notice (a “Disposition Notice”) to Investor of the Transferring Management Shareholder’s intention to sell such Target Shares, setting forth the general terms, including, without limitation, the number of Target Shares to be sold or transferred and the consideration to be paid, under which it proposes to make such transfer, including the identity of the offeror (the “Offeror”).

(b)  Exercise of Right by the Investors. Investor will, for a period of twenty (20) days from the date of the Disposition Notice, have the right to purchase Investor’s pro rata share of the Target Shares, upon the terms and conditions specified in the Disposition Notice. To the extent that Investor exercises such right of participation in accordance with the terms and conditions set forth herein, the number of Target Shares that the Management Shareholder may sell in the transaction shall be correspondingly reduced.

(c)  Payment. If Investor gives the Transferring Management Shareholder valid and timely notice that it desires to purchase up to all of its portion of the Target Shares offered by the Transferring Management Shareholder, then payment for such Target Shares will be by check delivered to the Transferring Management Shareholder.

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5.2  Right of Co-Sale. In the event that a Management Shareholder holding shares of Common Stock desires to accept such a bona fide third-party offer for the sale of any or all of the Target Shares owned by such Management Shareholder, then Investor, in lieu of exercising its Right of First Refusal set forth in Section 4, may elect to exercise its right of co-sale as set forth below (the “Right of Co-Sale”) for a period of twenty (20) days from the date of the Disposition Notice. To the extent Investor exercises such Right of Co-Sale in accordance with the terms and conditions set forth below, the number of shares of Common Stock the Transferring Management Shareholder may sell will be correspondingly reduced. The Right of Co-Sale of Investor will be subject to the following terms and conditions:

(a)  Investor may sell all or any part of that number of shares of Common Stock of the Company equal to the product obtained by multiplying (i) the aggregate number of shares of Common Stock covered by the Disposition Notice by (ii) a fraction, the numerator of which is the sum of all shares of Common Stock held by Investor plus that number of shares of Common Stock that are issuable upon conversion or exercise of all outstanding Equity Securities then held by Investor, and the denominator of which is the total number of shares of Common Stock issued and outstanding plus the total number of shares of Common Stock issuable upon conversion or exercise of all outstanding Equity Securities as of such date.

(b)  Investor may effect its individual participation in the sale by delivering to the Transferring Management Shareholder for transfer to the Offeror one or more certificates, properly endorsed for transfer, which represent either one or any combination of the following:

(i)  the number of shares of Common Stock that it elects to sell pursuant to this Section 5.2; or

(ii)  that number of Equity Securities that it has elected to sell pursuant to this Section 5.2; provided, however, that if the Offeror objects to the delivery of Equity Securities in lieu of Common Stock, the Investor shall convert or exercise such Equity Securities and deliver Common Stock as provided in clause (i) above.

(c)  Payment of Proceeds. The certificates that Investor delivers to such Transferring Management Shareholder will be transferred by the Transferring Management Shareholder to the Offeror in consummation of the sale of the Target Shares pursuant to the terms and conditions specified in the Disposition Notice to the Investor, and such Transferring Management Shareholder will promptly thereafter remit to each Investor that portion of the sale proceeds to which such Investor is entitled by reason of its participation in such sale.

5.3  Failure to Notify. If, within twenty (20) days after the Transferring Management Shareholder gives the Disposition Notice to Investor, Investor does not notify the Transferring Management Shareholder that it desires to exercise its Right of First Refusal or Right of Co-Sale, then the Transferring Management Shareholder may, during a period of one hundred twenty (120) days following the end of such twenty (20) day period, sell the Target Shares at a price and upon terms and conditions no more favorable in any material respect to such Offeror as set forth in the notice to the Investor. In the event that the Transferring Management Shareholder has not sold such Target Shares

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to the Offeror within such one hundred twenty (120) day period, the Transferring Management Shareholder will not thereafter sell such Target Shares without first offering to sell such securities to the Investor pursuant to this Section 5. An Offeror that is not an affiliate of the Transferring Management Shareholder will acquire the shares free and clear of subsequent rights of first refusal and co-sale under this Section 5. An Offeror that is an affiliate of the Transferring Management Shareholder will acquire the shares subject to the rights of first refusal and co-sale under this Section 5. In the event the Transferring Management Shareholder does not notify the Investor or consummate the sale or disposition of the shares within the one hundred twenty (120) day period, the Company’s and the Investor’s first refusal rights and participation rights will continue to be applicable to any subsequent disposition of the shares by Transferring Management Shareholder until such right lapses in accordance with Section 5.6 herein.

5.4  Permitted Transactions. Notwithstanding the foregoing, the Rights of First Refusal and Co-Sale will not apply to:

(a)  transactions by a Management Shareholder involving the sale or transfer of in aggregate fewer than ten percent (10%) of such Management Shareholders shares of Common Stock in a calendar year; or

(b)  any transfer to the ancestors, descendants, siblings or spouse of a Transferring Management Shareholder or to trusts for the benefit of such persons or to estate-planning vehicles for the Transferring Management Shareholder; provided, however, that the transferee will furnish the Investor and the Company with a written agreement to be bound by and comply with all provisions of this Section 5. Such transferee will be treated as a “Transferring Management Shareholder” for the purposes of this Section 5.

5.5  Prohibited Transfers. In the event a Transferring Management Shareholder should sell any Equity Securities in contravention of the Right of Co-Sale (a “Prohibited Transfer”), the Investor, in addition to such other remedies as may be available at law, in equity or hereunder, will have the put option provided below, and such Transferring Management Shareholder will be bound by the applicable provisions of such option.

(a)  In the event of a Prohibited Transfer, Investor will have the right to sell to such Transferring Management Shareholder the type and number of shares of Equity Securities of the Company equal to the number of shares Investor would have been entitled to transfer to the third-party transferee(s) under Section 5.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale will be made on the following terms and conditions:

(i)  The price per share at which the shares are to be sold to such Transferring Management Shareholder will be equal to the price per share paid by the third-party transferee(s) to such Transferring Management Shareholder in the Prohibited Transfer. Such Transferring Management Shareholder will also reimburse Investor for any and all fees and expense, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 5.

(ii)  Within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise became aware of the Prohibited Transfer, Investor will, if exercising the option created hereby, deliver to such Management Shareholder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

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(iii)  Such Transferring Management Shareholder will, upon receipt of the certificate or certificates for the shares to be sold by Investor, pursuant to this Section 5.5, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 5.5(a)(i), in cash or by other means acceptable to the Investor.

(iv)  Notwithstanding the foregoing, any attempt by a Transferring Management Shareholder to transfer Equity Securities in violation of Section 5 will be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of a majority in interest of Investors.

5.6  Termination. The Rights of First Refusal and Co-Sale contained in this Section 5 will terminate upon shareholder approval of any merger, reorganization or consolidation of the Company with any other corporation in which more than 50% of the voting control of the Company is transferred to a third party or third parties; provided, however, that, if such merger, reorganization or consolidation is not consummated, such Rights of First Refusal and Co-Sale will be deemed restored and reinstated to full force and effect.

5.7  Legends.

(a)  Each certificate representing Common Stock owned by a Management Shareholder will be endorsed with the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL AND CO-SALE PURSUANT TO AN INVESTOR RIGHTS AND STOCKHOLDER AGREEMENT DATED _________________, 2005, BETWEEN THE REGISTERED HOLDER, OR SUCH HOLDER’S PREDECESSOR IN INTEREST, THE ISSUER AND CERTAIN HOLDERS OF COMMON STOCK AND/OR PREFERRED STOCK OF THE ISSUER, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

(b)  This legend will be removed upon termination of these Rights of First Refusal and Co-Sale in accordance with the provisions of Section 5.6.

Section 6
Restrictions on Transferability; Additional Covenant of the Company

6.1  Restrictions. The Restricted Securities will not be transferred except upon the conditions specified in this Agreement (including, without limitation, the conditions specified in any legend stamped or otherwise imprinted on any certificate representing such Restricted Securities). Each Holder of Restricted Securities will cause any proposed transferee of Restricted Securities held by that Holder to agree to take and hold those securities subject to the provisions and upon the conditions specified in this Agreement.

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6.2  Restrictive Legend. Each certificate representing Shares will (unless otherwise permitted by this Agreement and applicable law or unless the securities evidenced by such certificate will have been registered under the Securities Act) be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. SUCH SHARES MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

Upon request of a Holder of such a certificate, the Company will remove the foregoing legend from the certificate or issue to such Holder a new certificate therefor free of any transfer legend, if, with such request, the Company will have received either the opinion referred to in Section 6.3(i) or the “no-action” letter referred to in Section 6.3(ii) to the effect that any transfer by such Holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, unless any such transfer legend may be removed pursuant to Rule 144(k), in which case no such opinion or “no-action” letter will be required.

6.3  Notice of Proposed Transfers. The Holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 6.3. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 1.2, 1.3 and 1.5), the Holder thereof will give written notice to the Company of such Holder’s intention to effect such transfer. Each such notice will describe the manner and circumstances of the proposed transfer in sufficient detail, and will be accompanied (except in transactions in compliance with Rule 144(k) promulgated under the Securities Act or for a transfer to a holder’s spouse, ancestors, descendants or a trust for any of their benefit, or in transactions involving the distribution without consideration of Restricted Securities by a Holder to any of its partners or retired partners or to the estate of any of its partners or retired partners) by either: (i) a written opinion of legal counsel to the Holder who will be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act or (ii) a “no-action” letter from the Commission to the effect that the distribution of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the Holder of such Restricted Securities will be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided will bear the restrictive legend set forth in Section 6.2.

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Section 7
Miscellaneous

7.1  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements entered into and to be performed entirely within California by California residents. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.

7.2  Aggregation of Stock. All of the Shares held or acquired by affiliated entities or persons will be aggregated together for the purpose of determining the availability of any rights under this Agreement.

7.3  Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof will inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.4  Notices, Etc. All notices and other communications required or permitted hereunder will be in writing and will be mailed by first-class mail, postage prepaid, or delivered either by hand or by nationally recognized overnight delivery service addressed (a) if to Investor, as indicated on the signature pages hereto, or at such other address as Investor will have furnished to the Company in writing, (b) if to a Management Shareholder, as indicated on the signature pages hereto, or at such other address as such Management Shareholder shall have furnished to the Company in writing, or (c) if to the Company, at its address set forth at the end of this agreement or at such other address as the Company will have furnished to the Investor in writing. Each such notice or other communication will for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand or by overnight delivery service, or, if sent by mail, at the earlier of its receipt or seventy-two hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, first-class postage prepaid, addressed and mailed as aforesaid; provided, however, that United States mail shall not be used to effectuate the delivery of any such notice to addresses outside the United States.

7.5  Entire Agreement; Amendment and Waiver. This Agreement (including all attached exhibits) and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. This Agreement and any term hereof may be amended, waived, discharged or terminated by a written instrument signed by the Company and Investor. Any amendment so effected will be binding upon the Company and all other persons having any rights hereunder. No delay or omission to exercise any right, power or remedy accruing to a party upon any breach or default of another party under this Agreement will impair any such right, power or remedy, nor will it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

7.6  Gender. The use of the neuter gender herein will be deemed to include the masculine and the feminine gender, if the context so requires.

EXHIBIT D
STOCK PURCHASE AND LOAN OPTION AGREEMENT

7.7  Validity; Enforceability. In case any provision of this Agreement is declared invalid or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

7.8  Counterparts. This Agreement may be executed in any number of counterparts, each of which will be an original, but all of which together will constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Investor Rights and Stockholder Agreement as of the date first above written.

MR3 SYSTEMS, INC., a Delaware corporation /s/ William C. Tao (Signature) William C. Tao (Printed Name) Chief Executive Officer (Title, if signing on behalf of entity)	MRD HOLDINGS INC., A Delaware corporation /s/ Charles K. C. Chan (Signature) Charles K. C. Chan (Printed Name) Managing Director (Title, if signing on behalf of entity)

EXHIBIT A-1

SCHEDULE OF MANAGEMENT SHAREHOLDERS

Name of Management Shareholder	Number of Shares

EXHIBIT D
STOCK PURCHASE AND LOAN OPTION AGREEMENT

MR3 Systems, Inc.

INVESTOR RIGHTS AND STOCKHOLDER AGREEMENT

EXHIBIT D
STOCK PURCHASE AND LOAN OPTION AGREEMENT

Section 1	Registration Rights	1

Section 2	Covenants	11

Section 3	Board Representation and Voting	14

Section 4	Right of Participation as to Sales by the Company	16

Section 5	Sales by the Management Shareholders	18

Section 6	Restrictions on Transferability; Additional Covenant of the Company	21

Section 7	Miscellaneous	23